SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 22, 2013 (May 16, 2013)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7575 W. Jefferson Blvd., Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Steel Dynamics, Inc. held its Annual Meeting of Stockholders on May 16, 2013. Of the 220,254,783 shares of common stock issued and outstanding as of the record date on March 18, 2013, 198,041,952 shares were present, in person or by proxy, thus constituting a quorum of 89.91% of the total shares outstanding and entitled to vote.

At the meeting, stockholders elected all eleven of the directors nominated by the Board of Directors, to serve for a term of one year and until their successors are duly elected and qualified; approved the Steel Dynamics, Inc. 2013 Executive Incentive Compensation Plan; ratified the appointment of Ernst & Young LLP independent registered public accounting firm as Steel Dynamics, Inc.’s auditors for the year ending December 31, 2013; and approved, by an advisory vote, executive compensation for 2012.

Set forth below are the final share voting results for each of the proposals.

(1)         Election of eleven (11) director nominees for a one-year term.

Director	Votes For	Votes Withheld	Broker Non-Votes

Mark D. Millett	157,598,127	23,138,182	17,305,643
Richard P. Teets, Jr.	149,976,868	30,759,441	17,305,643
John C. Bates	124,564,721	56,171,588	17,305,643
Keith E. Busse	146,596,761	34,139,548	17,305,643
Frank D. Byrne, M.D.	158,393,054	22,343,255	17,305,643
Traci M. Dolan	164,517,437	16,218,872	17,305,643
Paul B. Edgerley	169,970,728	10,765,581	17,305,643
Dr. Jürgen Kolb	163,953,389	16,782,920	17,305,643
James C. Marcuccilli	158,481,414	22,254,895	17,305,643
Gabriel L. Shaheen	163,769,690	16,966,619	17,305,643
James A. Trethewey	170,217,226	10,519,083	17,305,643

(2)         Proposal to approve the Steel Dynamics, Inc. 2013 Executive Incentive Compensation Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
156,845,606	23,237,495	653,208	17,305,643

(3)         Proposal to ratify the appointment of Ernst & Young LLP independent registered accounting firm as Steel Dynamics, Inc.’s auditors for the year ending December 31, 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes
182,114,892	15,845,190	81,870	—

(4)         Proposal to approve, by an advisory vote, named executive officer compensation for 2012.

Votes For	Votes Against	Abstentions	Broker Non-Votes
158,966,547	21,132,370	637,392	17,305,643

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/Theresa E. Wagler
Date: May 22, 2013	By:	Theresa E. Wagler
	Title:	Chief Financial Officer